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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ROCKWOOD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
NA
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKWOOD HOLDINGS, INC.
100 Overlook Center
Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 16, 2007

April 18, 2007

To our stockholders:

        On behalf of your board of directors, we are pleased to invite you to attend the 2007 annual meeting of stockholders of Rockwood Holdings, Inc. The meeting will be held on Wednesday, May 16, 2007 at 9:00 a.m., local time, at our offices located at 100 Overlook Center, Princeton, New Jersey 08540.

        At the meeting, you will be asked to:

        (1)   Elect three Class II directors to serve until their successors are duly elected and qualified;

        (2)   Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

        (3)   Transact any other business properly brought before the meeting.

        Stockholders of record as of the close of business on April 5, 2007 are entitled to notice of and to vote at the meeting. To assure your representation at the meeting, please execute and return the enclosed proxy card in the envelope provided, whether or not you plan to attend the meeting.

                      Sincerely,

                      Seifi Ghasemi

                      Chairman and Chief Executive Officer

This proxy statement is first being mailed to stockholders on or about April 18, 2007.

ROCKWOOD HOLDINGS, INC.
100 Overlook Center
Princeton, New Jersey 08540

PROXY STATEMENT
For the Annual Meeting of Stockholders to be Held On
May 16, 2007

GENERAL INFORMATION ABOUT ROCKWOOD'S ANNUAL MEETING

        We are providing this proxy statement in connection with the solicitation of proxies by the board of directors of Rockwood Holdings, Inc. for use at Rockwood's 2007 annual meeting of stockholders and at any adjournment of the annual meeting. You are cordially invited to attend the annual meeting, which will be held at our offices located at 100 Overlook Center, Princeton, New Jersey 08540, on Wednesday, May 16, 2007 at 9:00 a.m. local time.

Stockholders Entitled to Vote

        The record date for the annual meeting is April 5, 2007. Only stockholders of record as of the close of business on that date are entitled to notice of and to vote at the annual meeting. On April 5, 2007, there were 73,788,870 shares of common stock outstanding.

Required Vote

        The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on. Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

        Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Thus, an abstention or broker non-vote will have no effect on the outcome of the vote on election of directors at the annual meeting. For the ratification of the appointment of Deloitte & Touche LLP and all other matters, the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required.

        As of April 5, 2007, affiliates of Kohlberg Kravis Roberts & Co. L.P., or KKR, beneficially own and have the right to vote approximately 50.9% of the outstanding shares of our common stock and have advised us that they intend to vote all such shares in favor of the nominees for director and the ratification of the appointment of Deloitte & Touche LLP. As a result, we are assured a quorum at the annual meeting, the election of the Class II directors, and the ratification of the appointment of Deloitte & Touche LLP.

BOARD RECOMMENDATIONS AND APPROVAL REQUIREMENTS

        Delaware law and Rockwood's certificate of incorporation and by-laws govern the vote on each proposal. The board of directors' recommendation is set forth together with the description of each item in this proxy statement. In summary, the board of directors' recommendations and approval requirements are:

PROPOSAL 1. ELECTION OF DIRECTORS

        The first item to be voted on is the election of three Class II directors to serve until their successors are duly elected and qualified. The board of directors has nominated three people as directors, each of whom is currently serving as a director of Rockwood.

        You may find information about these nominees, beginning on Page 4.

        You may vote in favor of all the nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. Assuming a quorum, each share of common stock may be voted for as many nominees as there are directors to be elected. Directors will be elected by a plurality of the votes cast. Stockholders may not cumulate their votes. Abstentions and broker non-votes will have no effect on the outcome of the vote on election of directors at the annual meeting.

        The board of directors unanimously recommends a vote FOR each director nominee.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The second item to be voted on is the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for the fiscal year ending December 31, 2007.

        You may find information about this proposal beginning on Page 6.

        You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the vote.

        The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm.

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

        The board of directors is not aware of any other business to be presented for a vote of the stockholders at the annual meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

PROXIES AND VOTING PROCEDURES

        Your vote is important and you are encouraged to vote your shares promptly.

How Proxies are Voted

        You may vote by completing and mailing the enclosed proxy card or by voting in person at the annual meeting. Each proxy will be voted as directed. However, if a proxy solicited by the board of directors does not specify how it is to be voted, it will be voted as the board of directors recommends—that is, FOR the election of the three nominees for Class II director named in this proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for fiscal year ending December 31, 2007. If any other matters are properly presented at the annual meeting for consideration, such as consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this proxy statement, we did not anticipate that any other matters would be raised at the annual meeting.

How to Revoke or Change Your Proxy

        If you submit a proxy and then wish to change your vote or vote in person at the annual meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is voted by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation must be received before the annual meeting by the Corporate Secretary of Rockwood, Thomas J. Riordan, at 100 Overlook Center, Princeton, New Jersey 08540, or it must be delivered to the Corporate Secretary at the annual meeting before proxies are voted. You will be able to change your proxy as many times as you wish prior to its being voted at the annual meeting and the last proxy received chronologically will supersede any prior proxies.

Method and Cost of Proxy Solicitation

        This proxy solicitation is being made on behalf of Rockwood and the expense of preparing, printing and mailing this proxy statement is being paid by us. Proxies may be solicited by officers, directors and employees of Rockwood in person, by mail, telephone, facsimile or other electronic means. We will not specially compensate those persons for their solicitation activities. In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Stockholder Director Nominations and Proposals for the 2008 Annual Meeting

        Pursuant to Rockwood's by-laws, stockholders may present director nominations and proposals that are proper subjects for consideration at an annual meeting. Rockwood's by-laws require all stockholders who intend to nominate persons for election to the board of directors or make proposals at an annual meeting to give timely notice thereof in writing to the Corporate Secretary of Rockwood, Thomas J. Riordan, at 100 Overlook Center, Princeton, New Jersey 08540, not less than 90 days nor more than 120 days prior to the first anniversary of the date on which Rockwood first mailed its proxy materials for the previous year's annual meeting, which is April 18, 2007, after which point a shareholder proposal will be considered untimely. In the event that the date of the 2008 annual meeting is changed by more than 30 days from the anniversary date of the annual meeting, stockholder notice must be so delivered not earlier than 120 days prior to the 2008 annual meeting and not later than the close of business on the later of the 90th day prior to the 2008 annual meeting or the 10th day following the day on which public announcement of the date of the 2008 annual meeting is first made. However, if the number of directors to be elected to the board of directors of Rockwood is increased and there is no public announcement by Rockwood naming all of the nominees for director or specifying the size of the increased board of directors at least 100 calendar days prior to the anniversary of the mailing of proxy materials for the prior year's annual meeting, then a stockholder notice only with respect to nominees for any new positions created by such increase must be received by the Corporate Secretary of Rockwood not later than the close of business on the 10th day following such public announcement.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The first agenda item to be voted on is the election of three Class II directors to serve until their successors are duly elected and qualified.

General Information

        The board of directors currently consists of eight directors and one vacancy, and is divided into three classes—Class I, Class II and Class III. On April 9, 2007, the board of directors appointed J. Kent Masters effective as of May 16, 2007 to fill the vacancy in the Class I membership created by the resignation of Fredrik Sjödin on January 5, 2007. As of May 16, 2007, the board of directors will consist of nine directors. Directors are generally elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will extend for additional periods of one and two years, as applicable. The term of office for current Class II directors expires at the annual meeting and thereafter until the person's successor has been duly elected and qualified. The term of office for Class I and Class III directors will expire at the 2009 annual meeting of stockholders and the 2008 annual meeting of stockholders, respectively.

        This year's nominees have been nominated to serve for a three-year term expiring at the 2010 annual meeting of stockholders and thereafter until the person's successor has been duly elected and qualified. We have inquired of the nominees and determined that they will serve if elected. If, for any reason, any nominee becomes unavailable for election and the board of directors selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the board of directors. The board of directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

        The nominees are current directors of Rockwood, and a description of the background of each is set forth below. Immediately thereafter is a description of the background of the existing directors whose terms of office extend beyond the annual meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position	Class
Seifi Ghasemi	62	Chairman and Chief Executive Officer	II
Sheldon R. Erikson	65	Director	II
Perry Golkin	53	Director	II

        Seifi Ghasemi has been Chairman and Chief Executive Officer of Rockwood and Rockwood Specialties Group since November 2001. From 1997 to 2001 he was with GKN, plc, a $6.0 billion revenue per year global industrial company. He served as a director of the Main Board of GKN, plc and was Chairman and Chief Executive Officer of GKN Sinter Metals, Inc. and Hoeganes Corporation. Before that, for 18 years, Mr. Ghasemi was with the BOC Group, plc, a $7 billion revenue per year global industrial gas company. He was a director of the Main Board of the BOC Group, plc; President, BOC Gases Americas and Chairman and Chief Executive Officer of BOC Process Plants, LTD and Cryostar. Mr. Ghasemi has a Masters of Science degree in Mechanical Engineering from Stanford University.

        Sheldon R. Erikson has been a director of Rockwood since November 10, 2005. Mr. Erikson has been the Chairman of Cameron International Corp, a global manufacturer, provider and servicer of petroleum equipment, since 1996 and the President and Chief Executive Officer since 1995. He was Chairman from 1988 to 1995, and President and Chief Executive Officer from 1987 to 1995, of The Western Company of North America, an international petroleum service company. He also serves on the boards of directors of the National Petroleum Council, the American Petroleum Institute, the Petroleum Equipment Suppliers Association and the National Association of Manufacturers. Mr. Erikson studied at the University of Illinois and has a M.B.A. from Harvard University.

        Perry Golkin has been a director of Rockwood since 2000. Mr. Golkin has been an executive with KKR and a general partner of KKR since 1995. In 1996, he became a member of KKR & Co. L.L.C. which serves as the general partner of KKR. Mr. Golkin is also a member of the board of directors of

Bristol West Holdings, Inc., PRIMEDIA, Inc., Alea Group Holdings (Bermuda) Ltd and Willis Group Holdings Limited. Mr. Golkin has a B.S., M.S. from The Wharton School, University of Pennsylvania and a J.D. from the University of Pennsylvania.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position	Class
Brian F. Carroll	35	Director	III
Todd A. Fisher	41	Director	III
Douglas L. Maine	58	Director	III
J. Kent Masters	46	Director	I
Cynthia A. Niekamp	47	Director	I
Susan Schnabel	45	Director	I

        Brian F. Carroll has been a director of Rockwood since 2000, a member of KKR & Co. LLC, which serves as a general partner of KKR, since January 2006, and an executive of KKR since 1999. In addition, Mr. Carroll was an executive at KKR from 1995 to 1997, at which time he left KKR to attend business school at Stanford University. Prior to joining KKR in 1995, Mr. Carroll was with Donaldson Lufkin & Jenrette Securities Corporation. Mr. Carroll is a member of the board of directors of Sealy Corporation. Mr. Carroll has a B.S. from the University of Pennsylvania and a M.B.A. from Stanford University.

        Todd A. Fisher has been a director of Rockwood since 2000, a member of KKR & Co. LLC, which serves as a general partner of KKR, since January 2001 and an executive of KKR since 1993. Prior to joining KKR, he was with Goldman, Sachs & Co. in its Corporate Finance Department. Mr. Fisher is a member of the board of directors of Alea Group Holdings (Bermuda) Ltd, Bristol West Holdings, Inc., Duales System Deutschland AG and Maxeda B.V. Mr. Fisher has a B.A. from Brown University, an M.A. from Johns Hopkins University and a M.B.A. from The Wharton School, University of Pennsylvania.

        Douglas L. Maine has been a director of Rockwood since August 1, 2005. Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20 year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager of Consumer Products Industry in 2003 and retired in 2005. Mr. Maine is also a member of the board of directors of Alliant Techsystems, Inc. Mr. Maine has a B.S. from Temple University and a M.B.A. from Hofstra University.

        J. Kent Masters was appointed by the board of directors in April 2007 and will become a director of Rockwood effective May 16, 2007. Mr. Masters has been a member of the Executive Board of Linde AG, a global leader in manufacturing and sales of industrial gases, with responsibility for the Americas, Africa and the tonnage and bulk businesses, since 2006. Prior to joining Linde AG, Mr. Masters was a member of the Board of Directors of BOC Group, plc, a global industrial gas company, which was acquired by Linde AG in 2006. At BOC Group, plc, he served as President, Process Gas Solutions-Americas, from 2002-2005 and as Chief Executive, Industrial and Special Products, from 2005 until 2006. Mr. Masters has a B.Sc. degree in chemical engineering from Georgia Institute of Technology and a M.B.A. from the Leonard N. Stern School of Business, New York University.

        Cynthia A. Niekamp has been a director of Rockwood since March 15, 2006. Ms. Niekamp has been a Vice President of BorgWarner, Inc., and President and General Manager of its TorqTransfer Systems division since 2004. Prior to joining BorgWarner, Inc., she spent nine years at MeadWestvaco Corporation, where she served in various senior management roles in strategic planning as well as four years as President of its Specialty Papers division and most recently as Senior Vice President and Chief Financial Officer. From 1990 to 1995, she served in various operational and business development roles at TRW, Inc. and before that she spent approximately 10 years at General Motors Corporation in operations and engineering. Ms. Niekamp has a B.S. from Purdue University in industrial engineering and a M.B.A. from Harvard University.

        Susan Schnabel has been a director of Rockwood since July 2004. Ms. Schnabel joined DLJ's Investment Banking Division in 1990 and DLJ Merchant Banking in 1998. In 1997, she left DLJ's Investment Banking Division to serve as Chief Financial Officer of PETsMART, a high growth specialty retailer of pet products and supplies, and joined DLJ Merchant Banking as Managing Director in 1998. Ms. Schnabel is a director of DeCrane Aircraft Holdings, Inc., Frontier Drilling, Laramie Energy, LLC, Luxury Optical Holdings, Inc., Pinnacle Gas Resources, Inc., Target Media Corp. and Total Safety U.S., Inc. Ms. Schnabel received a B.S. from Cornell University in 1983 and a M.B.A. from Harvard University.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The second agenda item to be voted on is the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007.

        The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2007. We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Although stockholder ratification of the appointment is not required, the board of directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice.

        Even if the appointment is ratified, the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Rockwood and our stockholders. If the appointment is not ratified by our stockholders, the audit committee will reconsider the appointment.

        A representative of Deloitte & Touche LLP is expected to attend the annual meeting and be available to respond to appropriate questions. The representative will be afforded an opportunity to make a statement, if he or she desires to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS ROCKWOOD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to Rockwood will be voted in accordance with the recommendation of the board of directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

        We avail ourselves of the "controlled company" exception under the NYSE rules which eliminates the requirements that we have a majority of independent directors on our board of directors and that we have compensation and corporate governance and nominating committees composed entirely of independent directors, but retains the requirement that we have an audit committee consisting of at least three members composed entirely of independent members. The board of directors has determined that Sheldon R. Erikson, Douglas L. Maine, J. Kent Masters and Cynthia A. Niekamp are independent directors within the meaning of applicable NYSE listing standards and the applicable provisions of the Securities Exchange Act of 1934, as amended.

        When making "independence" determinations, the board of directors shall broadly consider all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to Rockwood. When assessing the materiality of a director's relationship with Rockwood, the board of directors shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Although the board of directors has not adopted categorical standards for purposes of affirmatively determining independence, the board has determined that the following relationships will not be considered material relationships that would impair a director's independence:

  •
  the director beneficially owns, or is an employee or affiliate of another company or entity that beneficially owns, less than 10% of Rockwood's common stock;

  •
  the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that makes payments to, or receives payment from, Rockwood for property or services in an amount which does not exceed, and has not for each of the last three years exceeded, the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company; and

  •
  the director serves as an executive officer, director or trustee of a tax exempt organization, and Rockwood's contributions to such tax exempt organization do not exceed, and have not for each of the last three years exceeded, the greater of $1,000,000 or 2% of such tax exempt organization's consolidated gross revenues.

Meetings of the Board of Directors

        The board of directors is required to meet at least four times annually, or more frequently as circumstances dictate. The board of directors met four times in 2006, either in person or by telephone. All directors are expected to participate, whether in person or by telephone, in all board meetings. Each director attended at least 75% of all board of directors and applicable committee meetings during 2006. Eight directors attended the 2006 annual meeting of stockholders held on May 24, 2006.

Audit Committee

        Our audit committee currently consists of Sheldon R. Erikson, Douglas L. Maine and Cynthia A. Niekamp. Mr. Masters will become a member of the audit committee on May 16, 2007. The board of directors has determined that all of the members of the audit committee are financially literate and meet the independence requirements mandated by the applicable NYSE listing standards, Section 10A(m)(3) of the Securities and Exchange Act of 1934 and our independence standards. Mr. Maine is the chairperson and serves as the audit committee financial expert.

        Our audit committee is responsible for (1) selecting the independent auditors, (2) approving the overall scope of the audit, (3) assisting the board of directors in monitoring the integrity of our financial statements, the independent accountant's qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors' report describing the auditing firm's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management's response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) handling such other matters that are specifically delegated to the audit committee by the board of directors from time to time and (12) reporting regularly to the full board of directors.

        The audit committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that all services to be performed by Deloitte & Touche LLP, including audit services, audit-related services and permitted non-audit services, be pre-approved by the audit committee. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy and the audit committee may pre-approve particular services on a case-by-case basis. The audit committee has delegated the authority to grant pre-approvals to Mr. Maine, the audit committee chair, when the full audit committee is unable to do so. At each subsequent audit committee meeting, the audit committee reviews these pre-approvals, receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. For 2006, the audit committee pre-approved all audit, audit-related and non-audit services performed by Deloitte & Touche LLP.

        Our audit committee is required to meet at least four times annually, or more frequently as circumstances dictate. The committee met eight times in 2006.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Audit Committee Report

        The audit committee reviews Rockwood's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on those audited consolidated financial statements in conformity with accounting principles generally accepted in the United States.

        In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements contained in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2006 with Rockwood's management and independent registered public accounting firm. The audit committee has also discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the audit committee reviewed and discussed with the independent registered public accounting firm the auditor's independence from Rockwood and its management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accountant, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        Based on the reviews and discussions referred to above, the audit committee approved the audited consolidated financial statements and recommended to the board of directors that they be included in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the

Securities and Exchange Commission. The audit committee has also selected Deloitte & Touche as Rockwood's independent registered public accounting firm and are presenting the selection to the stockholders for ratification.

                      AUDIT COMMITTEE

                      Douglas L. Maine, Chairperson

                      Sheldon R. Erikson

                      Cynthia A. Niekamp

        The preceding audit committee report is provided only for the purpose of this proxy statement. This report shall not be incorporated, in whole or in part, in any other Rockwood filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Compensation Committee

        Our compensation committee currently consists of Brian F. Carroll, Sheldon R. Erikson, Todd A. Fisher and Susan Schnabel. Mr. Fisher is the chairperson and Mr. Erikson is the only independent director on the committee, as permitted by the "controlled company" exception.

        Our compensation committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our chief executive officer and executive officers, (3) reviewing and recommending to the board of directors the compensation of our directors, (4) reviewing and approving employment contracts and other similar arrangements between us and our chief executive officer and executive officers, (5) reviewing and consulting with the chairman and chief executive officer on the selection of officers and evaluation of executive performance and other related matters, (6) administration of equity plans and other incentive compensation plans and (7) such other matters that are specifically delegated to the compensation committee by the board of directors from time to time.

        Our compensation committee is required to meet at least two times annually, or more frequently, as circumstances dictate. Our compensation committee met five times in 2006.

        Our board of directors has adopted a written charter for the compensation committee which is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

                      COMPENSATION COMMITTEE

                      Todd A. Fisher, Chairperson

                      Brian F. Carroll

                      Sheldon R. Erikson

                      Susan Schnabel

Compensation Committee Interlocks and Insider Participation

        The compensation levels of our executive officers are currently determined by the compensation committee as described in this proxy statement. None of our executive officers has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of our compensation committee.

Corporate Governance and Nominating Committee

        Our corporate governance and nominating committee currently consists of Brian F. Carroll, Sheldon R. Erikson, Todd A. Fisher, and Susan Schnabel. Mr. Erikson is the chairperson and the only independent director on the committee, as permitted by the "controlled company" exception.

        The corporate governance and nominating committee is responsible for (1) developing corporate governance guidelines, (2) developing and recommending criteria for selecting new directors, (3) overseeing evaluations of the board of directors and its members, (4) screening and recommending to the board of directors individuals qualified to become executive officers, (5) administering our related party transactions policy, and (6) handling such other matters that are specifically delegated to the corporate governance and nominating committee by the board of directors from time to time.

        In nominating candidates to serve as directors, the board of directors' objective, with the assistance of the corporate governance and nominating committee, is to select individuals with skills and experience that can be of assistance to management in operating our business. When evaluating the recommendations of the corporate governance and nominating committee, the board of directors should consider whether individual directors possess the following personal characteristics: integrity, accountability, informed judgment, financial literacy, mature confidence and high performance standards. The board of directors as a whole should possess all of the following core competencies, with each candidate contributing knowledge, experience and skills in at least one domain: accounting and finance, global business judgment, senior management expertise, industry knowledge, leadership and strategy/vision. For a description of the procedures for stockholders to submit proposals regarding director nominations, see "Stockholder Director Nominations" below.

        Our corporate governance and nominating committee is required to meet at least two times annually, or more frequently as circumstances dictate. Our corporate governance and nominating committee met two times in 2006.

        Our board of directors has adopted a written charter for the corporate governance and nominating committee which is available at our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Presiding Director of Non-Management Executive Sessions

        The board of directors has determined that at each executive session of non-management members of the board of directors, the non-management members in attendance will determine by majority vote which member will preside at such session.

Corporate Governance Guidelines

        The board of directors has adopted Corporate Governance Guidelines which set forth the board of directors' core principles of corporate governance and are designed to promote its effective functioning and assist the board of directors in fulfilling its responsibilities. The board of directors will review and amend these guidelines from time to time as it deems necessary and appropriate. The Corporate Governance Guidelines are available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Codes of Business Conduct and Ethics

        We are committed to conducting business in accordance with the highest ethical standards and all applicable laws, rules and regulations. We have adopted a Code of Business Conduct and Ethics that applies to our employees, executive officers and directors. In addition, we have adopted a Code of Ethics For Executive Officers and Financial Officers that applies to our executive officers and our financial officers. We intend to post amendments to or waivers from the Code or Business Conduct and Ethics and Code of Ethics for Executive Officers and Financial Officers on our website at www.rocksp.com. Both codes are available on our website at www.rocksp.com, in the "Investor Relations—Codes of Conduct" section, and upon written request by our stockholders at no cost.

Director Candidate Recommendations by Stockholders

        The corporate governance and nominating committee has adopted policies and procedures for director candidate recommendations by stockholders. Acceptance of a recommendation does not imply, however, that the committee will nominate the recommended candidate.

        Each recommendation should be accompanied by certain information relating to the stockholder making such recommendation, as well as information concerning the recommended candidate, including the name, address and relevant qualifications of the recommended candidate. A stockholder that wishes to recommend a candidate for election to the board of directors should complete and submit a director recommendation form (which is attached as an exhibit to the policies and procedures for candidate recommendations by stockholders) and submit it to the corporate governance and nominating committee:

        By mail:

      Stockholder Director Recommendation
      Corporate Governance and Nominating Committee
      c/o: Senior Vice President, Law & Administration
      Rockwood Holdings, Inc.
      100 Overlook Center
      Princeton, NJ 08540

        By fax:

      (609) 514-8722

        Stockholders who are recommending candidates for nomination in connection with the next annual meeting of stockholders should submit their completed director recommendation forms no later than March 1 of the year of that meeting.

        A copy of these policies and procedures is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Stockholder and Interested Party Communications with the Board of Directors

        The corporate governance and nominating committee has adopted procedures for stockholders and other interested parties to communicate with Rockwood's board of directors. Stockholders and other interested parties may communicate with (i) the board of directors as a whole, (ii) the independent directors as a group, (iii) when appointed, the presiding director of executive sessions of non-management directors, (iv) any other individual member of the board of directors, or (v) any committee of the board of directors by submitting those communications to the appropriate person or group:

        By mail:

      Communication to the Board of Directors
      [Name of Appropriate Person or Group]
      c/o: Senior Vice President, Law & Administration
      Rockwood Holdings, Inc.
      100 Overlook Center
      Princeton, NJ 08540

        By fax:

      (609) 514-8722

        All appropriate stockholder and interested party communications received by the Senior Vice President, Law & Administration will be forwarded to the appropriate person or group. Inappropriate communications include those not related to the duties or responsibilities of the board of directors. In addition, the receipt of any accounting, internal controls or audit-related complaints or concerns will be forwarded to the audit committee.

        A copy of these procedures is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

AUDIT AND RELATED FEES

        The following table summarizes aggregate fees billed to us by Deloitte & Touche LLP for the fiscal years ended December 31, 2006 and 2005, with the following notes explaining the services underlying the table captions:

	2006	2005
	(millions)
Audit fees(1)	$10.2	$5.4
Audit-related fees(2)	2.1	1.7
Tax fees(3)	0.8	1.3
All other fees(4)	0.4	—

Total	$13.5	$8.4

(1)
Includes fees for the audit of our annual consolidated financial statements, audits required by federal regulatory bodies, review of the consolidated financial statements included in our Form 10-Qs, various services in connection with other SEC filings, comfort letters, and foreign subsidiary statutory audits.

(2)
Includes fees for services related to due diligence reviews of potential and consummated mergers, acquisitions and dispositions, as well as advisory services in connection with Section 404 of the Sarbanes-Oxley Act.

(3)
Includes fees for services related to tax compliance, including preparation of U.S. and foreign tax returns, responses to tax authorities and assistance on tax appeals and audits; tax planning and advice, including potential and completed restructuring of existing organizations and advice related to tax structuring for mergers, acquisitions and divestitures.

(4)
Includes fees related to services provided in connection with benefit plans of acquired companies.

For additional information, please see "Audit Committee" beginning on page 7.

EXECUTIVE OFFICERS

        In addition to Seifi Ghasemi, Rockwood's chairman and chief executive officer, whose biography is included on page 4, Rockwood also has the following executive officers that are not directors.

        Robert J. Zatta (57) has been Senior Vice President and Chief Financial Officer of Rockwood and our indirect subsidiary, Rockwood Specialties Group, Inc., since April 2001. Prior to joining Rockwood, he spent twelve years with the Campbell Soup Company, where he held several significant financial management positions, including his final position as Vice President responsible for Corporate Development and Strategic Planning. Prior to joining Campbell Soup Company in 1990, he worked for General Foods Corporation and Thomas J. Lipton, Inc. Mr. Zatta has a B.S. in Business Administration and a M.B.A. in Finance.

        Thomas J. Riordan (57) has been Senior Vice President, Law & Administration of Rockwood and Rockwood Specialties Group, Inc. since 2000. Prior to that he was Vice President, Law & Administration of Laporte Inc. since 1992 and joined Laporte in 1989. Mr. Riordan worked for UOP from 1975 to 1989 where he held various positions, most recently Chief Litigation Counsel. Mr. Riordan has a B.A. in Liberal Arts, an M.B.A. and a J.D. He is also admitted to the Illinois Bar, has a New Jersey Limited In-House Counsel License and is a member of the American Bar Association, and has taken part in the Wharton/Laporte Business Program.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

  General Philosophy and Objectives

        We compensate our senior management in a manner designed to be competitive with comparable employers and to align management's incentives with the interests of our stockholders. The objectives of Rockwood's executive compensation program are to attract, motivate and retain highly qualified and talented professionals while supporting our vision of creating a dynamic company which delivers value and growth. To achieve these objectives, our senior management compensation is comprised of three main components: cash compensation through salaries, variable annual cash compensation through our Short-Term Incentive Plan, and long-term equity compensation through our 2005 Amended and Restated Stock Purchase and Option Plan. We also provide our named executive officers with certain executive benefits, such as participation in a defined contribution 401(k) plan and a supplemental savings plan, and, in certain circumstances, a discretionary bonus based upon individual performance in furtherance of our long-term business plan.

        Our compensation structure is designed to allocate between short-term and long-term compensation by tying such compensation to our short-term and long-term performance. Our short-term compensation includes currently paid out compensation in the form of base salary and a cash bonus tied to Rockwood's financial performance, while we provide long-term compensation through equity ownership and options that vest, in part, based on the executive's length of service to Rockwood and, in part, based upon Rockwood's financial performance. We believe that this philosophy both aligns the interests of senior management with stockholders by tying compensation to Rockwood's performance and provides an incentive for our senior management to remain with the Company.

        In 2006, our compensation committee retained Mercer Human Resource Consulting, an internationally recognized human resources consultant, to assist the compensation committee in evaluating the compensation of our executive officers and certain key employees and to benchmark our compensation program against other companies in our industry and related industries. Based on this evaluation, the compensation committee set the primary components of compensation for our chairman and chief executive officer. For compensation decisions related to our other named executive officers, our compensation committee typically considers recommendations from the chairman and chief executive officer.

  Base Salaries

        Base salaries are set at levels designed to be competitive in the labor markets in which we compete for talented senior executives. The compensation committee annually reviews the performance of our executive officers, including our chairman and chief executive officer, based on quantitative and qualitative criteria as well as comparisons to independent survey data and establishes appropriate increases in base salary compensation. Our chairman and chief executive officer participates in the evaluation of our senior management and makes recommendations to the compensation committee regarding changes in the base salaries of our senior executives. Factors considered in setting base salary of our executive officers (including material increases or decreases thereto) include our financial performance, the performance of the named executive officer and the salaries of senior executives at other companies in our industry. For 2006, base salaries earned amounted to $1,250,000, or approximately 30.2% of Mr. Ghasemi's total compensation, $445,000, or approximately 37.1% of Mr. Zatta's total compensation, and $358,750, or approximately 34.9% of Mr. Riordan's total compensation.

  Short-Term Incentive Plan for Rockwood Holdings, Inc. and Subsidiaries

        Awards under the Short-Term Incentive Plan are designed to provide our senior executives, as well as our key employees, the opportunity to achieve cash bonus awards based on predetermined quantitative performance of Rockwood or performance of the business units for which they are responsible. The compensation committee sets the performance criteria based on the consolidated or relevant business unit annual budgets at constant exchange rates that are approved by the board of directors. The performance criteria for our named executive officers and our business units for 2006 relates to adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA") and net working capital as a percentage of net sales, with Adjusted EBITDA and net working capital representing 80% and 20%, respectively, of an individual's target rate. Adjusted EBITDA, as more fully described in Rockwood's Form 10-K for the fiscal year ending December 31, 2006, is an important financial measure to us because our senior secured credit agreement and indentures governing our senior subordinated notes contain financial covenants that are determined based on Adjusted EBITDA. In addition, we believe that Adjusted EBITDA is the key financial measure to assess our operating performance because it excludes items that have been deemed by management to have little or no bearing on our day-to-day operating performance, and is therefore helpful in highlighting trends in our overall business. We rewarded decreases in net working capital as part of our bonus criteria because of its impact on cash flow. The performance targets for our named executive officers for 2006, upon which their bonuses were based, were as follows:

•	Adjusted EBITDA:	$614.9 million
•	Net Working Capital as a Percentage of Net Sales:	16.3%

For 2006, the target bonus for our chairman and chief executive officer was 150% of base salary; while the target bonus for each of our senior vice president and chief financial officer and our senior vice president, law & administration was 100% of base salary. For 2007, the performance criteria for awards under the Short-Term Incentive Plan to our named executive officers will be based solely on Adjusted EBITDA. The board of directors believes that due to the significant improvements made by us in reducing net working capital as a percentage of net sales, Adjusted EBITDA provides a more meaningful measure of our performance at this time.

        The Short-Term Incentive Plan provides for a range of potential awards to participants, including our named executive officers, both above and below their target bonus based on actual results as compared to budgeted results at budgeted exchange rates. No bonus is awarded for either Adjusted EBITDA or net working capital unless actual results for the applicable year are at least 90% of the target or exceed the prior year's performance, respectively, whichever is higher. However, the failure to meet the threshold for one criteria will not preclude the executive from receiving a bonus under the other (e.g., if Adjusted EBITDA does not reach the threshold, but net working capital does, participants would receive that portion of their bonus for achievement of the net working capital target). The portion of a participant's bonus that is awarded based on net working capital bonuses is capped at two times the target bonus, while the portion based on Adjusted EBITDA may exceed two times the target if actual results are greater than 110% of the Adjusted EBITDA target.

        In order to illustrate how our Short-Term Incentive Plan functions, the table below details the hypothetical bonus that would have been awarded to Mr. Ghasemi for 2006 based on varying levels of achievement of the performance criteria.

Adjusted EBITDA	Net Working Capital	Percent of Targeted Bonus Amount Awarded		Amount of Bonus ($)
% vs. Target	% vs. Target	Adjusted EBITDA	Net Working Capital	Adjusted EBITDA	Net Working Capital
Less than 90% of budget, or amounts less than or equal to prior year, whichever is greater	Less than 90% of budget, or amounts less than or equal to prior year, whichever is greater	0%	0%	$0	$0
90% of budget, or amounts greater than prior year, whichever is greater	90% of budget, or amounts greater than prior year, whichever is greater	50%	50%	$750,000	$187,500
100% of budget	100% of budget	100%	100%	$1,500,000	$375,000
110% of budget	110% of budget	200%	200%	$3,000,000	$750,000

        Our Short-Term Incentive Plan payments are typically made in March following the year of performance after our audited financial statements for such year are filed with the SEC, and our payments to the chairman and chief executive officer and our other executive officers are reviewed and approved by the compensation committee. The compensation committee has approved the bonus awards under the Short-Term Incentive Plan for 2006, which reflect Rockwood having exceeded the performance criteria described above. As a result, the bonuses awarded to the named executive officers are slightly greater than their target awards. For 2006, bonus awards under our Short-Term Incentive Plan accounted for $2,221,533, or approximately 53.5% of Mr. Ghasemi's total compensation, $533,168, or approximately 44.4% of Mr. Zatta's total compensation, and $432,459, or approximately 42.1% of Mr. Riordan's total compensation.

  Discretionary Bonuses

        Our board of directors may, in some cases, award cash bonuses to our named executive officers in recognition of their individual qualitative performances that support Rockwood's overall goals and strategy. In March 2007, the board of directors awarded each of Mr. Zatta and Mr. Riordan discretionary bonuses of $60,000 for their individual qualitative performance in 2006. Mr. Ghasemi did not receive a discretionary bonus for service related to 2006. For 2006, discretionary bonus awards accounted for $60,000, or approximately 5.0% of Mr. Zatta's total compensation, and $60,000, or approximately 5.8% of Mr. Riordan's total compensation.

  Long-Term Equity Compensation

        Owning an equity interest is a fundamental part of our compensation philosophy and furthers the goal of aligning management's interests with the interests of stockholders. In addition, our long-term equity compensation is designed to provide our executive officers and key employees with an incentive to remain employed with Rockwood, which in turn, provides stability in key leadership roles. Our chairman and chief executive officer, executive officers, and certain key employees own shares of our common stock, pursuant to the 2001 and 2004 management equity programs. These equity programs were created in connection with two major events in Rockwood's corporate history: (i) the formation of Rockwood in connection with the November 2000 acquisition of certain assets, stock and business from Laporte plc, and (ii) Rockwood's July 2004 acquisition of four businesses of Dynamit Nobel from mg technologies ag and MG North America Holdings, Inc.

        The number of shares of common stock each employee was permitted to purchase was based upon a review of each participant's performance, position and contribution or potential contribution to Rockwood. In addition, those persons were granted options under the 2005 Amended and Restated Stock Purchase and Option Plan, the number of which is a common multiple of the number of shares of common stock purchased. Therefore, the Plan is designed to award the most options to those participants that we feel provide the most value to Rockwood. Our board of directors has approved all purchases of common stock by our executive officers and the corresponding equity grants made pursuant to the 2005 Amended and Restated Stock Purchase and Option Plan.

        The options are typically granted as follows: 50% vest and become exercisable over the passage of time and 50% vest and become exercisable upon the achievement of certain pre-established quantitative financial performance targets, both in installments over a five-year period from the grant date. If, however, the performance-based options do not vest based upon attaining the relevant pre-established annual targets, the performance-based options will vest on the eighth anniversary of the grant date. Our named executive officers and certain key employees' performance targets are based upon net equity values, which are generally calculated as Adjusted EBITDA times a multiple less net debt; performance targets for others are based on a particular business units' Adjusted EBITDA. The performance targets are set by the board of directors and are adjusted as a result of certain extraordinary events, such as the sale or acquisition of a business.

        Although option grants are an important component of our overall senior management compensation, we have not granted stock options (excluding grants to independent directors) without an accompanying purchase of Rockwood common stock and we do not presently utilize stock option grants as part of our annual compensation. We did grant Mr. Ghasemi 68,452 restricted stock units (all of which have now vested) in connection with his original employment agreement and his purchase of shares of our common stock. Although we do not require that our senior management own our common stock, all of our named executive officers have purchased common stock and therefore were granted stock options. As of the record date of April 5, 2007, Mr. Ghasemi owned 261,354 shares of our common stock (including 68,452 restricted stock units) and options to purchase 932,645 shares of our common stock (684,511 of which are vested); Mr. Zatta owned 43,566 shares of our common stock and options to purchase 205,353 shares of our common stock (143,612 of which are vested); and Mr. Riordan owned 51,338 shares of our common stock and options to purchase 239,578 shares of our common stock (164,284 of which are vested). We believe that the common stock and options held by our senior management significantly align their interests with those of our shareholders without the present need to supplement those grants.

        No options were granted to any named executive officers in 2006 and therefore do not account for any portion of their 2006 compensation. However, we expect to grant additional stock options or restricted shares to our named executive officers in the future to remain competitive in the market for executive talent.

  Option Grants and Procedures

        All option grants made under the 2005 Amended and Restated Stock Purchase and Option Plan to date have been made in the form of qualified and non-qualified stock options at exercise prices equal to the fair market value of our common stock at the grant date. All options granted after completion of our initial public offering have been made with an exercise price equal to the closing price of our common stock on the New York Stock Exchange on the grant date.

        Any future equity grants will be made pursuant to the Policies and Procedures of the Compensation Committee with Respect to Equity Grants. Under the Policies, the compensation committee has established a pre-determined schedule for option grants during certain periods which correspond to "window periods" under our Securities Trading Policy. These window periods begin at the opening of business on the third trading day on the New York Stock Exchange after the day on which we make a public news release of our quarterly earnings for the prior fiscal quarter, and close on the earlier of (i) 30 calendar days thereafter, or (ii) 60 calendar days after the end of the prior fiscal quarter. The exercise price of any stock option must equal the fair market value of our common stock on the date of grant, which will generally be the last day of a window period. For stock option grants to newly-hired employees, the compensation committee intends to authorize any such stock option grants at its next meeting following the date of such employee's hiring, and in no event shall a stock option be granted prior to the date of the new hire commencing employment with Rockwood. Stock options will not be granted to any recipient if, at the time the grant would be made, the recipient, or any member of the compensation committee, or any senior executive officer to whom option granting authority has been granted, is in possession of material non-public information about Rockwood.

  Executive Benefits and Perquisites

        We provide the opportunity for our named executive officers and other executives to receive specified perquisites and general health and welfare benefits. We provide these benefits as an additional incentive for our senior management and to remain competitive in the general marketplace for executive talent.

        Our named executive officers participate in our retirement plans, which include: (i) a defined contribution 401(k) plan, in which we match 50% of an employee's contribution up to a maximum contribution of 3%; (ii) a profit-sharing plan, in which we annually contribute to each officer's account a discretionary amount (which is the same for all employees participating in the plan) between 0%-4% of such officer's base salary and bonus; and (iii) a money purchase plan, in which we currently contribute to each officer's account 3% of such person's base salary and bonus, in each case subject to the Internal Revenue Service's annual compensation limit. We also offer Mr. Riordan and Mr. Zatta, along with certain other key employees, participation in a supplemental savings plan in which the participants can defer up to 20% of their annual compensation (base salary and bonus) and in which we match 50% of an employee's contribution up to a maximum contribution of 3% of such person's annual compensation. We also make monthly payments to Mr. Ghasemi in the amount of $48,000 as a supplemental pension benefit pursuant to the terms of his employment agreement.

        Our named executive officers are also entitled to participate in our health and welfare programs. For our named executive officers, in addition to the plans offered to all employees, we provide an executive medical plan which pays for expenses not covered by our standard health plans. The named executive officers also participate in company-wide life insurance plans, with the Company providing an additional insurance policy for Mr. Ghasemi. In addition, we provide an auto allowance for our named executive officers. For 2006, these perquisites and other personal benefits accounted for $678,015, or approximately 16.3% of total compensation for Mr. Ghasemi, $145,660, or approximately 12.1% of total compensation for Mr. Zatta, and $117,951, or approximately 11.5% of total compensation for Mr. Riordan.

  Severance Payments

        We believe that it is important to provide reasonable severance benefits to senior management both to remain competitive within our industry and in acknowledgement that it may be difficult for these employees to find comparable positions in a short amount of time. Each member of our senior management is entitled to severance payments in the event that he is terminated by us without "cause" or if he terminates employment with Rockwood for "good reason," as defined in their respective employment agreements. For additional information, please also see "Severance Payments" beginning on page 24.

  Compensation Review

        In order to insure that our senior management's compensation is competitive within our industry, Rockwood's executive compensation program is reviewed and approved by the compensation committee on an annual basis. The compensation committee has retained Mercer Human Resource Consulting, an internationally recognized human resources consultant, to provide advisory services in connection with reviewing its compensation program, including the compensation of our chairman and chief executive officer, executive officers and key employees. Our consultant provided data that reflects the compensation practices for public companies of comparable business character and size, including companies in the chemical industry, to assist the compensation committee's review. Companies used in the chemical industry group include many of those used in the S&P Supercomposite Specialty Chemicals Index used in the performance graph included in our annual report on Form 10-K. In addition, the compensation committee considered published compensation survey data provided by our consultants for similar executive job descriptions.

  Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally allows a deduction to publicly traded companies for particular qualifying performance based compensation. Section 162(m) disallows a deduction to the extent particular non-performance based compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers. Because Rockwood became publicly traded in 2005, Rockwood believes that its Short-Term Incentive Plan is exempt from Section 162(m) until its 2009 annual stockholders meeting under relief provided to companies that become publicly held in connection with an initial public offering. In addition, Rockwood believes the Short-Term Incentive Plan satisfies the requirements for exemption under Internal Revenue Code Section 162(m) as a performance based plan. To maintain flexibility in compensating executive officers in a manner consistent with its goals, the compensation committee has not adopted a policy that all compensation must be deductible. The compensation committee will continue to monitor this matter.

Summary Compensation Table

        The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers at December 31, 2006, for services rendered to us during the fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Seifi Ghasemi, Chairman and Chief Executive Officer	2006	$1,250,000	—		—	—	$2,221,533	(2)	—		$678,015	(4)	$4,149,548
Robert J. Zatta, Senior Vice President and Chief Financial Officer	2006	$445,000	$60,000	(1)	—	—	$533,168	(2)	$16,789	(3)	$145,660	(5)	$1,200,617
Thomas J. Riordan, Senior Vice President, Law & Administration	2006	$358,750	$60,000	(1)	—	—	$432,459	(2)	$58,141	(3)	$117,951	(6)	$1,027,301

(1)
Discretionary bonus awarded to each of Mr. Zatta and Mr. Riordan based on individual performance.

(2)
Cash awards granted under the Short-Term Incentive Plan.

(3)
Interest earned on contributions into a non-qualified supplemental savings plan.

(4)
For 2006, reflects the following:

•
Monthly payments of $48,000 totaling $576,000 in lieu of contributions into his non-qualified supplemental pension pursuant to the terms of Mr. Ghasemi's amended employment agreement;

•
Auto allowance of $19,061;

•
Basic and executive medical premiums of $9,033 and company-paid medical claims of $11,206;

•
Company provided life insurance with premiums of $18,636;

•
Company contributions into qualified plans of (x) $7,500 into a 401(k) plan, (y) $6,600 into a money purchase plan, and (z) $6,600 into a profit-sharing plan; and

•
Tax gross-up reimbursements totaling $23,379 on auto allowance and life insurance premiums.

(5)
For 2006, reflects the following:

•
Auto allowance of $17,109;

•
Basic and executive medical premiums of $13,448 and company-paid medical claims of $14,353;

•
Company provided life insurance with premiums of $2,838;

•
Company contributions into qualified plans of (x) $6,300 into a 401(k) plan, (y) $6,600 into a money purchase plan, and (z) $6,600 into a profit-sharing plan;

•
Company contribution of $68,634 into a non-qualified supplemental savings plan; and

•
Tax gross-up reimbursements totaling $9,778 on auto allowance and life insurance premiums.

(6)
For 2006, reflects the following:

•
Auto allowance of $18,274;

•
Basic and executive medical premiums of $13,448 and company-paid medical claims of $2,327;

•
Company provided life insurance with premiums of $2,838

•
Company contributions into qualified plans of (x) $6,300 into a 401(k) plan, (y) $6,600 into a money purchase plan, and (z) $6,600 into a profit-sharing plan;

•
Company contribution of $52,221 into a non-qualified supplemental savings plan; and

•
Tax gross-up reimbursements totaling $9,343 on auto allowance and life insurance premiums.

Director Compensation

        We pay each non-management director an annual retainer of $75,000. In addition, we pay an additional annual retainer of $25,000 to the chairman of the audit committee and $12,500 to each member of our audit committee. We also grant each independent director stock options and may in the future grant restricted stock awards under our 2005 Amended and Restated Stock Purchase and Option Plan. In 2006, we granted options to purchase 10,577 shares of our common stock to Ms. Niekamp at fair market value, which was $23.68 per share on the date of the grant. We also reimburse our directors for travel, education and other expenses incurred in connection with service on the board.

        The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-employee directors, as of December 31, 2006, for services rendered to us during the last fiscal year. Our chief executive officer is not separately compensated for his service on the board of directors.

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)		Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Brian F. Carroll	$75,000	(1)	—	—		—	—	—	$75,000
Sheldon Erikson	$87,500	(2)	—	$33,330	(8)	—	—	—	$120,830
Todd A. Fisher	$75,000	(1)	—	—		—	—	—	$75,000
Perry Golkin	$75,000	(1)	—	—		—	—	—	$75,000
Douglas Maine	$100,000	(3)	—	$34,705	(8)	—	—	—	$134,705
Cynthia Niekamp	$69,757	(4)	—	$25,797	(5)	—	—	—	$95,554
Susan Schnabel	$75,000	(9)	—	—		—	—	—	$75,000

Individuals who served on the board of directors in 2006 who are no longer members of the board of directors

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Edward A. Gilhuly	$9,167	(6)	—	—	—	—	—	$9,167
Fredrik Sjödin	75,000	(7)	—	—	—	—	—	75,000

(1)
Represents $75,000 annual retainer for service on the board of directors in 2006.

(2)
Represents $75,000 annual retainer for service on the board of directors and $12,500 annual retainer for service on the audit committee in 2006.

(3)
Represents $75,000 annual retainer for service on the board of directors and $25,000 annual retainer for service as chairperson of the audit committee in 2006.

(4)
Represents pro-rated $59,792 annual retainer for service on the board of directors and pro-rated $9,965 retainer for service on the audit committee in 2006. Ms. Niekamp became a member of the board of directors on March 15, 2006.

(5)
Represents compensation expense recorded in our financial statements for 2006 in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123(R) related to our grant of options to Ms. Niekamp on March 15, 2006 to purchase 10,557 shares of our common stock at fair market value, which was $23.68 per share on the date of grant. These options vest in three equal installments beginning on March 15, 2007. Assumptions used in determining the SFAS No. 123(R) values can be found in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2006 in footnote 3, Stock-based Compensation—Stock Options. For Ms. Niekamp, the aggregate number of option awards outstanding as of December 31, 2006 was 10,577 shares of our common stock.

(6)
Represents pro-rated $9,167 annual retainer for service on the board of directors in 2006. Mr. Gilhuly resigned from the board of directors on February 14, 2006.

(7)
Represents $75,000 annual retainer for service on the board of directors in 2006. Mr. Sjödin resigned from the board of directors on January 5, 2007.

(8)
Represents compensation expense recorded in our financial statements for 2006 in accordance with SFAS No. 123(R) for stock option awards granted in 2005. We granted options to purchase 12,500 shares of our common stock to Messrs. Maine and Erikson on August 1, 2005 and November 10, 2005, respectively, at fair market value, which, on the date of grant, was $20.00 for Mr. Maine and $18.90 for Mr. Erikson. These options vest in three equal installments beginning on the first anniversary of the date of grant. Assumptions used in determining the SFAS No. 123(R) values can be found in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2006 in footnote 3, Stock-based Compensation—Stock Options. For each of Messrs. Erikson and Maine, the aggregate number of option awards outstanding as of December 31, 2006 was 12,500 shares of our common stock.

(9)
Represents $75,000 annual retainer for service on the board of directors in 2006 paid to DLJMB. Ms. Schnabel does not personally receive any compensation from Rockwood for service on the board of directors.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2006 with respect to our compensation plan (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column (a))
Equity compensation plan approved by stockholders(2)	4,773,193	$14.68	4,257,718

(1)
Excludes 68,452 shares of common stock underlying the vested restricted stock units granted to Mr. Ghasemi. See "Employment and Other Agreements—Agreements with Seifi Ghasemi."

(2)
Rockwood does not have any equity compensation plans that have not been approved by stockholders.

Employment and Other Agreements

  Agreements with Seifi Ghasemi

        We entered into an employment agreement, dated as of September 28, 2001, as amended as of August 9, 2004 and September 24, 2004, with Mr. Ghasemi pursuant to which he is serving as our Chairman and Chief Executive Officer. The agreement automatically renews for successive one-year periods, unless either party gives 60 days advance written notice not to renew the term of the agreement prior to any such extension date. Either party may terminate the agreement at any time; however, Mr. Ghasemi must give at least 180 days advance written notice to terminate his employment (other than in connection with his notice not to renew the terms of the employment agreement described above).

        The agreement, as amended, provides Mr. Ghasemi with an annual base salary of $1,250,000 effective August 1, 2004, and a target annual bonus award equal to 125% of his base salary (subject to our achievement of specified performance targets), both of which may be increased in the discretion of our board of directors. Mr. Ghasemi's target annual bonus award for 2006 was 150% of his base salary.

        Pursuant to the August 9, 2004 amendment, Mr. Ghasemi's supplemental executive retirement plan, or SERP, and the related rabbi trust, were terminated and the assets were distributed to him. We will continue to make payments of $48,000 per month to Mr. Ghasemi as a supplemental pension benefit. In addition, in connection with the termination of the SERP, Mr. Ghasemi was granted at that time a special one-time payment of $200,000.

        In the original agreement Mr. Ghasemi agreed to purchase a certain number of shares of our common stock, and in connection therewith, received a grant of 68,452 restricted stock units (payable in shares of our common stock) which vested in equal quarterly installments over a three-year period and a grant of time options to purchase a certain number of shares of our common stock which vested over a five-year period. Except in the event of a sale of shares of our common stock by affiliates of KKR giving rise to tag-along or drag-along rights under Mr. Ghasemi's amended and restated sale participation agreement, the shares of common stock underlying vested restricted stock units are issuable upon the later of (1) the date such shares can be sold in the public market without restriction on transfer and (2) the termination of Mr. Ghasemi's employment. Pursuant to the agreement governing the restricted stock units, if a cash dividend is paid on the outstanding shares of common stock, Mr. Ghasemi will receive, at the time he becomes entitled to receive the shares of our common stock underlying the restricted stock units, an additional number of shares of our common stock equal to the quotient of (a) the product of the amount of the dividend paid with respect to one share of our common stock multiplied by the number of vested restricted stock units then held by Mr. Ghasemi (plus any number of shares of our common stock previously calculated in respect of any other cash dividend) divided by (b) the fair value per share of our common stock at the time the dividend is paid. The number of shares of our common stock issuable is subject to adjustment in the event of a stock dividend, split, combination, recapitalization, change of control or other similar event.

        On September 24, 2004, Mr. Ghasemi agreed pursuant to the amended and restated management stockholder's agreement to purchase an additional number of shares of our common stock, and in connection therewith, was granted time/performance options to purchase an additional number of shares of our common stock. The time options vest over a five-year period ending September 24, 2009 as to 40% of the shares of our common stock underlying the options. The performance options vest, as to the remaining 60%, over a five-year period ending December 31, 2009 to the extent certain performance targets are achieved, or on the eighth anniversary of the grant date (September 24, 2012) if such options have not otherwise vested by that time. At the same time, Mr. Ghasemi was granted time options to purchase a specified number of shares of our common stock, which vest over a period ending January 1, 2008. Please see "Outstanding Equity Awards at Fiscal Year-End" for a description of outstanding equity awards made to Mr. Ghasemi and "Change in Control" for a description of the vesting of such awards in the event of a change in control of Rockwood.

        Mr. Ghasemi's employment agreement also provides that if his employment is terminated by us without "cause" (which includes our nonrenewal of the term of the employment agreement as described above), or if he resigns for "good reason," he will be entitled to receive severance payments and benefits as described below under "Severance Payments." Mr. Ghasemi's employment agreement also contains certain restrictive covenants relating to confidentiality, non-competition and non-solicitation.

  Agreements with Robert Zatta

        We entered into an employment agreement with Mr. Zatta, dated as of March 21, 2001, as amended as of October 19, 2004, pursuant to which he is serving as our Senior Vice President and Chief Financial Officer. The agreement provides for an annual base salary, subject to potential increase on an annual basis, a signing bonus, a company automobile and entitles him to participate in our health, welfare, retirement and bonus programs.

        Mr. Zatta's employment agreement may be terminated upon twelve months' prior written notice by us or six months' prior written notice by Mr. Zatta. Mr. Zatta's employment agreement also provides that if his employment is involuntarily terminated, other than for "cause," as defined in the agreement, or he resigns with "good reason," as defined in the agreement, he will be entitled to receive severance payments and benefits as described below under "Severance Payments."

        Under his employment agreement, Mr. Zatta was entitled to purchase shares of our common stock in accordance with the terms and conditions of the management stockholder's agreement, which he did. In connection with that purchase, he was granted time/performance options to purchase an additional number of shares of our common stock. In October 2004, Mr. Zatta was granted the right to purchase an additional number of shares of our common stock, which he did. In connection with that additional purchase, he was granted time/performance options and performance options to purchase an additional number of shares of our common stock in accordance with the terms and conditions of the amended and restated management stockholder's agreement. Please see "Outstanding Equity Awards at Fiscal

Year-End" for a description of outstanding equity awards made to Mr. Zatta and "Change in Control" for a description of the vesting of such awards in the event of a change in control of Rockwood.

        Mr. Zatta's employment agreement also contains certain restrictive covenants relating to confidentiality and non-competition.

  Agreements with Thomas Riordan

        We have entered into an employment agreement with Mr. Riordan, dated October 13, 1994, pursuant to which he is serving as our Senior Vice President, Law & Administration. The employment agreement provides for base monthly salary, subject to potential increase on an annual basis, a company automobile, and entitles him to participate in our health, welfare, retirement and bonus programs.

        Mr. Riordan's employment agreement may be terminated upon twelve months' prior written notice by us or six months' prior written notice by Mr. Riordan. Mr. Riordan's employment agreement also provides that if his employment is involuntarily terminated, other than for "cause," as defined in the agreement, or he resigns with "good reason," as defined in the agreement, he will be entitled to receive severance payments and benefits as described below under "Severance Payments."

        Mr. Riordan's employment agreement contains provisions relating to confidential information and covenants not to compete for a period of one year in the event we continue to pay current salary and benefits for that period.

        Under the management stockholder's agreement Mr. Riordan entered into in 2001, he purchased shares of our common stock. In connection with that purchase, he was granted time/performance options to purchase an additional number of shares of our common stock. In October 2004, Mr. Riordan was granted the right to purchase an additional number of shares of our common stock, which he did. In connection with that additional purchase, he was granted time/performance options and performance options to purchase an additional number of shares of our common stock in accordance with the terms and conditions of the amended and restated management stockholder's agreement. Please see "Outstanding Equity Awards at Fiscal Year-End" for a description of outstanding equity awards made to Mr. Riordan and "Change in Control" for a description of the vesting of such awards in the event of a change in control of Rockwood.

  Severance Payments

        Each member of our senior management is entitled to severance payments in the event that he is terminated by us without "cause" or if he terminates employment with Rockwood for "good reason," as defined in their respective employment agreements.

        If our chairman and chief executive officer is terminated without "cause" or if he terminates employment for "good reason," he is entitled to receive:

  •
  Accrued but unpaid current compensation and supplemental pension benefit;

  •
  Continued payment, in equal installments over the 24-month period following any such termination (unless the termination occurs in connection with a change of control, in which case the payments would be paid in one lump sum), of an amount equal to two times the sum of (a) his then base salary and (b) the average of his annual bonuses, if any, earned or payable in respect of our two full fiscal years prior to the date of his termination; and

  •
  Continued monthly supplemental pension benefit contributions for a period of 12 months following such termination.

Based on a hypothetical termination date of December 31, 2006, the severance benefits for Mr. Ghasemi if he were terminated without "cause" or resigned for "good reason" would have been any accrued and unpaid compensation and supplemental pension benefit as of such date plus:

Base Salary	$2,500,000	(1)
Bonus	$3,890,356	(2)
Supplemental Benefit Contributions	$576,000	(3)
Total	$6,966,356

(1)
Represents an amount equal to two times Mr. Ghasemi's base salary of $1,250,000

(2)
Represents an amount equal to two times the average of the bonuses awarded to Mr. Ghasemi for 2005 and 2006, which were $1,668,823 and $2,221,533, respectively.

(3)
Represents twelve monthly supplemental pension benefit contributions of $48,000 each.

        In addition, if Mr. Ghasemi's employment with us is terminated due to his death or disability, he or his estate, as the case may be, shall be entitled to receive any accrued and unpaid salary and supplemental pension benefit as of such date, plus a lump sum pro rata portion of his annual bonus, if any, that he would have been entitled to receive based upon the achievement of the performance criteria for the year in which his employment is terminated. Based on a hypothetical termination date of December 31, 2006, the severance benefits for Mr. Ghasemi if his employment with us terminated due to his death or disability would have been any accrued and unpaid salary and supplemental pension benefit as of such date plus his 2006 annual bonus of $2,221,533.

        If Mr. Zatta or Mr. Riordan is terminated without "cause" or if either one terminates employment for "good cause," each is entitled to receive:

  •
  A lump sum cash payment equal to his three months base salary;

  •
  Continued use of a company car for a period of twelve months;

  •
  A severance payment equal to two weeks base salary plus one week salary for each year of service until each has been with Rockwood for ten years, at which time the severance payment is increased to two weeks base salary plus two weeks salary for each year of service up to a maximum of 26 weeks salary;

  •
  A further severance payment of three months salary; and

  •
  Continuation of health care coverage ("COBRA") at Rockwood's expense to the extent applicable for a specified period of time not to exceed one year.

Based on a hypothetical termination date of December 31, 2006, the severance benefits for Mr. Zatta and Mr. Riordan if either were terminated without "cause" or resigned for "good reason" would have been as follows:

	Mr. Zatta		Mr. Riordan
Lump Sum Payment	$111,250		$89,687
Company Car	$17,109		$18,274
Severance Payment	$59,904	(1)	$193,172	(2)
Extension of Employment Payment	$111,250	(3)	$89,687
Health Care Coverage(4)	$17,298		$17,298
Total(5)	$316,811		$480,118

(1)
Based on current salary and five full years of service to Rockwood at the time of hypothetical termination.

(2)
Based on current salary and seventeen full years of service to Rockwood at the time of hypothetical termination. (Mr. Riordan is awarded credit for his employment with Laporte plc, from which certain specialty chemicals business lines were acquired in November 2000 to form Rockwood.)

(3)
Assumes that Mr. Zatta is asked and agrees to work for a period of three months or longer from the effective date of the notice of termination.

(4)
Assumes continuation of health care coverage for one year from the effective date of termination.

(5)
Does not include any amounts payable by us in lieu of any applicable termination notice periods.

        Although Mr. Ghasemi's employment agreement defines "cause" and "good reason" in a slightly different manner than Mr. Zatta's and Mr. Riordan's agreements, "cause" generally means an employee's willful and continued failure or refusal to perform his duties, or any act of fraud, embezzlement or theft on his part against Rockwood. In addition, Mr. Ghasemi's employment agreement defines "cause" to include our nonrenewal of the term of his employment agreement. "Good reason" or "good cause" will generally exist if the officer's (1) responsibilities or compensation has been reduced, (2) benefits have been materially reduced, or (3) primary workplace has been moved beyond a defined distance from its current location.

  Change in Control

        Our named executive officer's option agreements generally define a change in control of Rockwood as (i) a sale of all or substantially all of the assets of Rockwood to an entity unaffiliated with KKR, (ii) a sale by KKR or any of its affiliates resulting in more than 50% of the voting stock of Rockwood being held by an entity that does not include KKR or any of its affiliates, or (iii) a merger, consolidation, recapitalization or reorganization of Rockwood with or into another entity unaffiliated with KKR, in each case, if and only if, as a result of any of the foregoing events, KKR loses the ability, without the approval of any unaffiliated entity, to elect a majority of our board of directors or resulting entity. Based on a hypothetical change in control date of December 31, 2006, the following options would become exercisable by the named executive officers immediately prior to a change in control of Rockwood. The table does not include any options that would have vested prior to the change in control in accordance with their terms.

Name	Number of Securities Underlying Time Options Vesting Upon a Change in Control		Value ($)(1)	Number of Securities Underlying Performance Options Vesting Upon a Change in Control		Value ($)(1)
Seifi Ghasemi	124,923	(2)	$1,330,430	123,211	(3)		$1,312,197
Robert J. Zatta	14,375	(2)	$153,094	37,784 9,582	(4) (3)	$ $	402,400 102,048
Thomas J. Riordan	20,535	(2)	$218,698	41,070 13,690	(4) (3)	$ $	437,396 145,799

(1)
Based on the difference between the closing price of our common stock on December 29, 2006 on the New York Stock Exchange (which was the last trading day of 2006) of $25.26 and an exercise price for all options of $14.61, multiplied by the number of securities underlying the options that would vest upon a change in control.

(2)
In the event of a change in control of Rockwood, these time options will become exercisable as to 100% of the shares of common stock underlying such options immediately prior to the change in control (but only to the extent such options have not otherwise terminated or become exercisable).

(3)
In the event of a change in control of Rockwood, these performance options will become exercisable as to 100% of the shares of common stock underlying such options immediately prior to the change in control if: (i) the performance targets for all fiscal years prior to the change in control have been met, and (ii) the board of directors determines, in its good faith discretion, that as of the date of the change in control, the performance targets would, if not for the change in control, have been met for the fiscal year in which the change in control occurs (but, in each case, only to the extent such options have not otherwise terminated). In the event that the performance targets for any completed fiscal year prior to the change in control have not been met, or the board determines that the targets would not have been met for the year in which the change in control occurs, as the case may be, the number of shares underlying the performance options that would become exercisable immediately prior to the change in control is reduced according to a pre-determined formula. In addition, these options may become immediately exercisable in the event of a change in control if the board of directors determines, in its good faith discretion based on an interpolation of the pre-determined targets, that as of the date of the change in control, Rockwood achieved the applicable pre-determined performance targets. This table assumes that these performance options would have become immediately exercisable upon a change in control on December 31, 2006 due to Rockwood's achievement of the performance targets for 2006 and all applicable prior years, which is in fact the case.

(4)
In the event of a change in control of Rockwood, these performance options will become exercisable as to 100% of the shares of common stock underlying such options immediately prior to the change in control if: (i) the performance targets for all fiscal years prior to the change in control have been met, and (ii) the board of directors determines, in its good faith discretion, that as of the date of the change in control, the performance targets would, if not for the change in control, have been met for the fiscal year in which the change in control occurs (but, in each case, only to the extent such options have not otherwise terminated). In the event that the performance targets for any completed fiscal year prior to the change in control have not been met, or the board determines that the targets would not have been met for the year in which the change in control occurs, as the case may be, the number of shares underlying the performance options that would become exercisable immediately prior to the change in control is reduced according to a pre-determined formula. This table assumes that these performance options would have become immediately exercisable upon a change in control on December 31, 2006 due to Rockwood's achievement of the performance targets for 2006 and all applicable prior years, which is in fact the case.

        We believe our arrangements are reasonable in light of the fact that cash severance is limited to two years for Mr. Ghasemi and a maximum of twelve months for Mr. Zatta and Mr. Riordan. Further, there is no severance increase as a result of a change in control of Rockwood, and there are no "single trigger" benefits upon a change in control other than the vesting of time options and the potential vesting of performance options.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information regarding outstanding equity awards made to our named executive officers as of December 31, 2006.

	Option Awards(9)								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Seifi Ghasemi	410,707 82,141 184,818 6,845	(1) (2) (3) (4)	123,212 1,711	(2) (4)	123,211	(3)	$14.61 14.61 14.61 14.61	11/01/2011 9/24/2014 9/24/2014 9/24/2014	—	—	—	—
Robert J. Zatta	62,977 37,785 9,582 33,268	(1) (5) (6) (7)	14,375	(6)	25,190 22,176	(5) (7)	14.61 14.61 14.61 14.61	9/15/2011 9/15/2011 10/15/2014 10/15/2014	—	—	—	—
Thomas J. Riordan	68,452 41,071 13,690 41,071	(1) (8) (6) (7)	20,535	(6)	27,380 27,380	(8) (7)	14.61 14.61 14.61 14.61	2/2/2011 2/2/2011 10/15/2014 10/15/2014	—	—	—	—

(1)
These time options were granted to (i) Mr. Ghasemi on November 1, 2001, (ii) Mr. Zatta on September 15, 2001, and (iii) Mr. Riordan on February 2, 2001 and vested and became exercisable by the holder as follows: 10% in year one, 10% in year two, 25% in year three, 25% in year four and 30% in year five.

(2)
These time options were granted on September 24, 2004 and vest and become exercisable by the holder in installments of 20% on each of the first five anniversaries of the grant date.

(3)
These performance options were granted on September 24, 2004 and become exercisable as to 20% of the total performance options on December 31 of each year beginning with 2004 to the extent that we achieve specified performance targets. In the event that performance targets are not achieved in any given fiscal year but the targets are achieved in a subsequent year, the performance option will become exercisable as to the previously unexercisable percentage of the performance options from the missed years, as well as with respect to the percentage of the performance options in respect of the fiscal year in which the performance targets are achieved. Regardless of whether the specified performance targets are met, the performance options will vest and become exercisable as to 100% of the options granted on the eighth anniversary of the grant date.

(4)
These time options were granted on September 24, 2004 and vest and become exercisable by the holder in installments of 20% each on January 1 of each year beginning in 2004. The vested options shown for this grant include those options which vested on January 1, 2007.

(5)
These performance options were granted on September 15, 2001 and become exercisable as to 20% of the total performance options on December 31 of each year beginning with 2004 to the extent that we achieve specified performance targets. In the event that performance targets are not achieved in any given fiscal year but the targets are achieved in a subsequent year, the performance option will become exercisable as to the previously unexercisable percentage of the performance options from the missed years, as well as with respect to the percentage of the performance options in respect of the fiscal year in which the performance targets are achieved. The Company amended the original performance targets in July 2004 in connection with the acquisition of the Dynamit Nobel businesses. Prior to this time, no portion of these performance options had vested. Therefore, although the performance options were granted in September 2001, they did not begin to vest until December 31, 2004. Regardless of whether the specified performance targets are met, the performance options will vest and become exercisable as to 100% of the options granted on the eighth anniversary of the grant date.

(6)
These time options were granted on October 15, 2004 and vest and become exercisable by the holder in installments of 20% on each of the first five anniversaries of the grant date.

(7)
These performance options were granted on October 15, 2004 and become exercisable as to 20% of the total performance options on December 31 of each year beginning with 2004 to the extent that we achieve specified performance targets. In the event that performance targets are not achieved in any given fiscal year but the targets are achieved in a subsequent year, the performance option will become exercisable as to the previously unexercisable percentage of the performance options from the missed years, as well as with respect to the percentage of the performance options in respect of the fiscal year in which the performance targets are achieved. Regardless of whether the specified performance targets are met, the performance options will vest and become exercisable as to 100% of the options granted on the eighth anniversary of the grant date.

(8)
These performance options were granted on February 2, 2001 and become exercisable as to 20% of the total performance options on December 31 of each year beginning with 2004 to the extent that we achieve specified performance targets. In the event that performance targets are not achieved in any given fiscal year but the targets are achieved in a subsequent year, the performance option will become exercisable as to the previously unexercisable percentage of the performance options from the missed years, as well as with respect to the percentage of the performance options in respect of the fiscal year in which the performance targets are achieved.The Company amended the original performance targets in July 2004 in connection with the acquisition of the Dynamit Nobel businesses. Prior to this time, no portion of these performance options had vested. Therefore, although the performance options were granted in February 2001, they did not begin to vest until December 31, 2004. Regardless of whether the specified performance targets are met, the performance options will vest and become exercisable as to 100% of the options granted on the eighth anniversary of the grant date.

(9)
All options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior thereto.

Non-Qualified Deferred Compensation

        The following table provides information regarding contributions, earnings, withdrawals and distributions and balances for our named executive officers under our nonqualified deferred compensation plan during the fiscal year ended December 31, 2006.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Seifi Ghasemi	—	—	—	—	—
Robert J. Zatta	$38,756	$68,634	$16,789	$0	$284,165
Thomas J. Riordan	$59,689	$52,221	$58,141	$0	$826,820

(1)
Contributions of non-qualified deferred compensation in 2006 by Mr. Zatta and Mr. Riordan consisted of contributions to a supplemental savings plan. All of these amounts were reported in the "Salary" column of the Summary Compensation Table.

(2)
The amounts in this column represent matching contributions by Rockwood for each of Mr. Zatta and Mr. Riordan under the supplemental savings plan in the amounts of $23,078 and $17,607, respectively. The amounts also include Rockwood's contributions into the supplemental savings plan that would otherwise have been made to qualified plans if not for the Internal Revenue Service's annual compensation limits for such plans. For Mr. Zatta, this amount is $45,556; and for Mr. Riordan, this amount is $34,614. All of these amounts were reported in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Earnings represent interest accruals on cash balances.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table and accompanying footnotes show information as of March 15, 2007, regarding the beneficial ownership of our common stock by:

  •
  each person who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address of each person named in the table below is c/o Rockwood Holdings, Inc., 100 Overlook Center, Princeton, NJ 08540.

Name and Address of Beneficial Owner	Beneficial Ownership of Our Common Stock(1)	Percentage of Our Common Stock
KKR(2)	38,533,536	51.6%
DLJMB(3)	10,909,384	14.8%
Wells Fargo Bank, N.A.(4)	7,952,235	10.03%
Seifi Ghasemi(5)	877,413	1.2%
Robert J. Zatta(6)	187,178	*
Thomas J. Riordan(7)	215,622	*
Brian F. Carroll(2)	38,533,536	51.6%
Sheldon R. Erikson(8)	14,167	*
Todd A. Fisher(2)	38,533,536	51.6%
Perry Golkin(2)	38,533,536	51.6%
Douglas L. Maine(9)	14,167	*
Cynthia A. Niekamp(10)	6,519	*
Susan Schnabel(3)	—	—
All directors and executive officers of Rockwood Holdings as a group (10 persons)	39,753,926	52.5%

(1)
The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
KKR affiliates currently beneficially own as a group 38,533,536 shares of our common stock as follows:

•
5,404,211 shares are beneficially owned by KKR Millennium Fund L.P., for which KKR Associates Millennium L.P. is the general partner, and for which KKR Millennium GP LLC is the general partner of that limited partnership and exercises sole voting and investment power with respect to such shares; 958,315 of the 5,404,211 shares of our common stock shown as beneficially owned by KKR Millennium Fund L.P. reflect shares of common stock issuable upon exercise of warrants issued in connection with the July 2003 debt refinancing;

•
19,138,916 shares are beneficially owned by KKR 1996 Fund L.P., for which KKR Associates 1996 L.P. is the general partner, and for which KKR 1996 GP LLC is the general partner of that limited partnership and exercises sole voting and investment power with respect to such shares;

•
164,282 shares are beneficially owned by KKR Partners II, L.P., for which KKR Associates (Strata) L.P. is the general partner, and for which Strata L.L.C. is the general partner of that limited partnership and exercises sole voting and investment power with respect to such shares;

•
398,727 shares are beneficially owned by KKR Partners III, L.P. (Series F), for which KKR GP III LLC is the general partner and exercises sole voting and investment power with respect to such shares;

  •
  13,337,689 shares are beneficially owned by KKR European Fund, Limited Partnership, for which KKR Associates Europe, Limited Partnership is the general partner, and for which KKR Europe Limited is the general partner of that limited partnership and exercises sole voting and investment power with respect to such shares; and

  •
  89,711 shares are beneficially owned by Aurora Investments II, LLC for which the managing members are Messrs. Henry R. Kravis and George R. Roberts.

    In addition, KKR affiliates may be deemed by virtue of their rights under the stockholders' agreement entered into with us and DLJMB, to share investment power with respect to the shares held by DLJMB but disclaim beneficial ownership of such shares.

    As members of KKR Millennium GP LLC, KKR 1996 GP LLC and KKR III GP LLC, Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Perry Golkin, Johannes Huth, Alexander Navab and Todd A. Fisher may also be deemed to be beneficial owners of the securities held by KKR Millennium Fund L.P., KKR 1996 Fund L.P. and KKR Partners III, L.P. (Series F), respectively; as members of Strata L.L.C. and general partners of KKR Associates, L.P., Messrs Kravis, Roberts, Raether, Michelson, Greene, Golkin, Huth, Naub and Fisher also may be deemed to be beneficial owners of the securities held by KKR Partners II, L.P.; as members of KKR Millennium GP LLC and KKR III GP LLC, Messrs. Marc S. Lipschultz, Jacques Garaialde, Reinhard Gorenflos, Scott C. Nuttall and Michael M. Calbert may also be deemed to be beneficial owners of the securities held by KKR Millennium Fund L.P. and KKR Partners III, L.P., respectively; and as directors of KKR Europe Limited, Messrs. Kravis, Roberts, Raether, Michelson, Greene, Golkin, Huth, Navab, Fisher, Lipschultz, Garaialde, Robert McDonnell, and Michael Tokarz also may be deemed to be beneficial owners of the securities held by KKR European Fund, Limited Partnership. As managing members of Aurora Investments II, LLC, Messrs. Kravis and Roberts may be deemed to be beneficial owners of securities held by Aurora Investments II, LLC. Brian F. Carroll is our director and executive of KKR, and as such may be deemed to share beneficial ownership of any shares beneficially owned by KKR. Each person other than the record holders disclaims beneficial ownership of the securities that may be deemed to be beneficially owned by such person, except to the extent of such person's own pecuniary interest therein.

    The address for each of the foregoing is 9 West 57th Street, New York, NY 10019.

(3)
DLJMB beneficially own 10,909,384 shares of our common stock as follows:

•
8,642,630 shares are beneficially owned by DLJ Merchant Banking Partners III, L.P.;

•
152,680 shares are beneficially owned by DLJ Offshore Partners III-1, C.V.;

•
108,768 shares are beneficially owned by DLJ Offshore Partners III-2, C.V.;

•
594,942 shares are beneficially owned by DLJ Offshore Partners III, C.V.;

•
72,147 shares are beneficially owned by DLJMB Partners III GmbH & Co. KG;

•
49,079 shares are beneficially owned by Millennium Partners II, L.P.; and

•
1,289,138 shares are beneficially owned by MBP III Plan Investors, L.P., all of which form a part of Credit Suisse's Alternative Capital Division.

    On January 11, 2006, DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P., MBP III Plan Investors, L.P., or the DLJ Entities, and Credit Suisse First Boston LLC (now known as Credit Suisse Securities (USA) LLC), entered into a voting trust agreement with Wells Fargo Bank, N.A., as trustee, pursuant to which, among other things, the DLJ Entities deposited 7,309,291 shares of common stock (representing 9.9% of the outstanding shares of common stock) into a trust created by the voting trust agreement and gave the trustee the exclusive right to vote the trustee shares. The trustee will be the record holder of the trustee shares and the DLJ Entities will hold trust certificates representing the trustee shares. While the trustee will have the exclusive right to vote the trustee shares, the DLJ Entities will maintain and continue to have dispositive power over the trustee shares.

    Susan Schnabel does not have sole or shared voting or dispositive power over shares held by DLJMB and therefore does not have beneficial ownership of such shares.

    The address for each of the foregoing is 11 Madison Avenue, New York, New York, 10010, except that the address of DLJ Offshore Partners III-1, DLJ Offshore Partners III-2 and DLJ Offshore Partners III, C.V. is John B. Gosiraweg 14, Willemstad, Curacao, Netherlands Antilles. Susan Schnabel is one of our directors and an employee of Credit Suisse's Alternative Capital Division, of which DLJMB is a part.

(4)
Wells Fargo & Company (the "Parent Company") may be deemed to beneficially own 7,952,235 shares of our common stock, consisting of 7,402,595 shares that Wells Fargo Bank, N.A. (the "Bank"), a subsidiary of the Parent Company, may be deemed to beneficially own and 549,640 shares that other Parent Company subsidiaries may be deemed to beneficially own. Of the 7,402,595 shares that the Bank may be deemed to beneficially own, 7,309,291 shares are subject to the voting trust agreement described above in footnote 3.

(5)
Shares of our common stock shown as beneficially owned by Mr. Ghasemi include 684,511 shares underlying exercisable stock options held by him and 192,902 shares purchased by him, but excludes 68,452 vested restricted stock units held by Mr. Ghasemi and 248,134 shares underlying unexercisable stock options.

(6)
Shares of our common stock shown as beneficially owned by Mr. Zatta include 143,612 shares underlying exercisable stock options held by him, and 43,566 shares purchased by him, but excludes 61,741 shares underlying unexercisable stock options.

(7)
Shares of our common stock shown as beneficially owned by Mr. Riordan include 164,284 shares underlying exercisable stock options held by him and 51,338 shares purchased by him, but excludes 75,294 shares underlying unexercisable stock options.

(8)
Shares of our common stock shown as beneficially owned by Mr. Erikson include 4,167 shares underlying exercisable stock options held by him and 10,000 shares purchased by him, but excludes 8,333 shares underlying unexercisable stock options.

(9)
Shares of our common stock shown as beneficially owned by Mr. Maine include 4,167 shares underlying unexercisable stock options held by him and 10,000 shares purchased by him, but excludes 8,333 shares underlying unexercisable stock options.

(10)
Shares of our common stock shown as beneficially owned by Ms. Niekamp include 3,519 shares underlying exercisable stock options held by her and 3,000 shares purchased by her, but excludes 7,038 shares underlying unexercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Rockwood's executive officers, directors, persons who own more than 10% of a registered class of the Rockwood's equity securities and certain entities associated with the foregoing to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These parties are required by SEC rules to furnish Rockwood with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC and the NYSE.

        Based solely on Rockwood's review of the copies of such forms and amendments thereto it has received, we believe that with respect to the fiscal year ended December 31, 2006, all of these parties complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

        The board of directors has adopted a policy for review, approval and monitoring of transactions involving the Company and "related persons," who are defined as directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding stock. The policy covers any related person transaction that meets the minimum required threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The affected director or executive officer will bring the matter to the attention of the senior vice president, law & administration, who will communicate such information to the corporate governance and nominating committee, which will review the related party transaction. Under the policy, related party transactions must be approved by the corporate governance and nominating committee, although the chairperson of the corporate governance and nominating committee may approve related party transactions that involve an amount less than $1 million. However, any related party transaction that involves an amount in excess of $5 million requires the approval of the board of directors.

Agreements with KKR, DLJMB and/or Management

  2001 Management Stockholder's Agreements

        We entered into management stockholder's agreements with certain members of our management that purchased shares of our common stock under the 2001 management equity program. While these management stockholder's agreements are generally dated February 2, 2001, others were entered into in the second half of 2001, 2002 and 2003. With respect to those agreements dated February 2, 2001 and those agreements entered into in the second half of 2001, certain of the provisions described below are no longer effective because these provisions terminated on the fifth anniversary of such agreements.

        Restrictions on Transfers.    The management stockholder's agreements impose significant restrictions on transfers of shares of common stock. Pursuant to the management stockholder's agreements, except for certain permitted non-public transfers, sales of shares of common stock pursuant to an effective registration statement under the Securities Act (not including registration statements on Form S-8) and transfers made pursuant to the sale participation agreement (described below), the shares of common stock generally will be non-transferable by any means at any time prior to the fifth anniversary of the investment date.

        Our Obligation to Repurchase Stock and Options of the Stockholder.    If, prior to the fifth anniversary of the management stockholder's agreement, the stockholder's employment is terminated as a result of the death or permanent disability of the stockholder, then the stockholder will have the right, for a period of 60 days following 181 days after the date of death or permanent disability, to require us to purchase all of the shares of common stock then held by such stockholder at a per share price equal to the fair market value per share. In the event the stockholder exercises this right, we will also be required to purchase all of the outstanding exercisable options held by the stockholder for an amount equal to the product of (x) the excess, if any, of the fair market value per share over the exercise price of the option and (y) the number of exercisable options.

        Our Right to Repurchase Stock and Options of the Stockholder.    If, prior to the fifth anniversary of the management stockholder's agreement, the stockholder's employment is terminated by us for "cause" (as such term is defined in the agreement) or the management stockholder effects an impermissible transfer of the shares of common stock, then we will have the right to repurchase shares of common stock held by the stockholder at a per share price equal to the lesser of the purchase price the stockholder paid for the share and the fair market value per share, and all options (whether then exercisable or not) held by the stockholder will terminate without any payment. If, prior to the fifth anniversary of the management stockholder's agreement, the stockholder's employment is terminated with or without "good reason" (as such term is defined in the agreement) by the management stockholder or by his death or permanent disability or without "cause" by us, then we will have the right to repurchase shares of common stock held by the stockholder at a per share purchase price equal to the fair market value per share. In the event we exercise this right, we will also purchase all of the outstanding exercisable options held by the stockholder for an amount equal to the product of the excess, if any, of the fair market value per share over the option exercise price and the number of exercisable options. In the event such amount is zero or a negative number, all such outstanding exercisable options will be automatically terminated without any payment.

        "Piggyback" Registration Rights.    Until the later of (i) one year after the occurrence of a (a) registered public offering relating to sales of our common stock by affiliates of KKR or (b) a "qualified public offering," and (ii) the sixth anniversary of the date the management stockholder entered into the management stockholder's agreement, the management stockholder agrees to be bound by the registration rights agreement (described below), and in the event of a proposed registered sale of our common stock by affiliates of KKR, the management stockholder is entitled to register in the proposed sale the maximum number of shares of common stock held by him or acquired under exercisable options, which number is proportional to the number of shares being sold by affiliates of KKR in relation to the number of shares then owned by affiliates of KKR.

  2004 Management Stockholder's Agreements

        We entered into management stockholder's agreements with members of our management and certain other employees that purchased shares of our common stock under the 2004 management equity program. The terms of the 2004 management stockholder's agreements are substantially the same as those of the 2001 management stockholder's agreements described above.

  2001 Sale Participation Agreements

        Affiliates of KKR entered into a sale participation agreement with each member of our management who purchased shares of our common stock under the 2001 management stockholder's agreement. Each sale participation agreement is dated the same date as the related management stockholder's agreement.

        Tag-Along Rights.    The sale participation agreement grants to the stockholders the right to participate in any sale for cash or other consideration (other than a registered public offering or a sale to another affiliate of KKR) of shares of our common stock by affiliates of KKR occurring prior to the fifth anniversary of the first registered public offering of our common stock, which is August 22, 2010. The stockholder will be able to sell the maximum number of shares of our common stock then held by such stockholder or acquired under exercisable options, which is proportional to the number of shares being sold by affiliates of KKR in relation to the number of shares then owned by affiliates of KKR.

        Drag-Along Rights.    If affiliates of KKR receive an offer from a third party to purchase at least a majority of the shares of common stock then owned by affiliates of KKR prior to the fifth anniversary of the first registered public offering of our common stock, which is August 22, 2010, the stockholder may be required, if so requested by affiliates of KKR, to sell in such transaction on the same terms and conditions as to be paid and given to affiliates of KKR, up to the same number of shares of common stock that the stockholder would be able to sell pursuant to the preceding paragraph.

  2004 Sale Participation Agreements

        Affiliates of KKR entered into sale participation agreements with other members of our management who purchased shares of our common stock under the 2004 management equity program. The terms of the 2004 sale participation agreements are substantially the same as those of the 2001 sale participation agreements described above.

  Restricted Stock Units

        We entered into a restricted stock unit award agreement with our chairman and chief executive officer, effective November 2001, pursuant to which he received a grant of 68,452 restricted stock units which vested in equal quarterly installments over a three-year-period. The restricted stock units are payable in shares of our common stock issuable upon the later to occur of (i) the date the shares of common stock underlying the restricted stock units can be sold in the public market without restriction on transfer and (ii) the termination of his employment. Pursuant to the agreement, if a cash dividend is paid on the outstanding shares of our common stock, he will receive, at the time he becomes entitled to receive the shares of our common stock underlying the restricted stock units, an additional number of shares of our common stock equal to the quotient of (a) the product of the amount of the dividend paid with respect to one share of our common stock multiplied by the number of vested restricted stock units then held by him (plus any number of shares of our common stock previously calculated in respect of any other cash dividend) divided by (b) the fair value per share of our common stock at the time the dividend is paid. The number of shares of our common stock issuable is subject to adjustment in the event of a stock dividend, split, combination, recapitalization, change of control or other similar event.

  Registration Rights Agreement

        We are a party to a registration rights agreement, dated November 20, 2000, as amended as of July 23, 2003, with certain of our stockholders, including affiliates of KKR, DLJMB, stockholders party to the investors' rights agreement described below and members of our management and certain other employees who are parties to the management stockholder's agreements described above. Pursuant to the registration rights agreement, if we propose to register shares of our common stock for sale under the Securities Act, the other parties to the registration rights agreement are entitled to request that we include their shares in such sale. In addition, affiliates of KKR and DLJMB (that own a specified number of shares of our common stock) are entitled to make requests that we effect the registration under the Securities Act of all or a portion of their shares of common stock.

  Pledge Agreements

        In connection with our 2001 management equity program, our subsidiary, Rockwood Specialties Inc., made loans to certain members of our management, including two of our executive officers, in order to assist them in purchasing, in whole or in part, their shares of our common stock, and in connection with the making of such loans, each such member of our management entered into a pledge agreement. Pursuant to the pledge agreement, each such member of our management pledged all of his shares of our common stock, including shares received upon exercise of any stock options that may be issued to him by us, as collateral security for the loan. The loans to two of our executive officers have been paid in full and were not materially modified since July 30, 2002.

  Investors' Rights Agreement

        In connection with the KKR acquisition, we entered into an investors' rights agreement, dated November 20, 2000, with Merrill Lynch Capital Corporation and affiliates of KKR. Pursuant to this agreement, we issued 30,273 shares of our common stock to Merrill Lynch Capital Corporation for a purchase price of $1.00 per share (as adjusted to reflect the 100-for-1 reverse stock split effective January 30, 2001; 1,036,114 to reflect the stock split that was effected in connection with our initial public offering), in consideration for making pay-in-kind loans to our subsidiary, Rockwood Specialties Consolidated, Inc. In connection with the assignment of $70.0 million of the pay-in-kind loans to Allianz Lebensversicherungs—AG, Stuttgart and the replacement of such loans for pay-in-kind notes, the agreement was amended as of February 7, 2001 to provide for the transfer of certain shares of our common stock by Merrill Lynch to Allianz. In addition, in connection with the assignment of the remaining $30.0 million of the pay-in-kind loans to SPCP Group, L.L.C., an affiliate of Silver Point Capital LP, the agreement was further amended as of January 14, 2005 to provide for the transfer of remaining shares of our common stock held by Merrill Lynch to SPCP Group, L.L.C. Following our initial public offering all pay-in-kind loans were repaid and Allianz sold its shares pursuant to Rule 144 under the Securities Act.

        Tag-Along and Drag-Along Rights.    If affiliates of KKR sell shares of our common stock representing more than 40% of the number of shares originally purchased by them to any third party, then SPCP Group, L.L.C. has customary rights to participate in the sale on a pro rata basis with affiliates of KKR. In addition, if affiliates of KKR propose to transfer more than 50% of the number of shares originally purchased by them to any third party, affiliates of KKR may require that SPCP Group, L.L.C. transfer its shares on the same terms.

        Registration Rights.    SPCP Group, L.L.C. agrees to be bound by the registration rights agreement dated November 20, 2000, as amended, and is entitled to all of the rights and privileges of the registration rights agreement as if it were an original holder of shares of common stock under the registration rights agreement.

  Stockholders' Agreement with Affiliates of KKR and DLJMB

        In connection with the acquisition of the Dynamit Nobel businesses, we entered into a stockholders' agreement, dated as of July 29, 2004, with affiliates of KKR and DLJMB. The stockholders' agreement was amended on January 27, 2006.

        Representation on the board of directors.    The stockholders' agreement, as amended, provides that one member of our board of directors will be our chief executive officer, who will serve as chairman.

        The amendment to the stockholders' agreement provides for the deletion of certain provisions of the stockholders' agreement pertaining to the election and removal of directors from the board of directors and the composition of its committees. As a result of these changes, DLJMB is no longer entitled to appoint one member to the board of directors or any of its committees (as had previously been the case under the agreement). The amendment also includes (i) the consent of the affiliates of KKR, the affiliates of DLJMB and Rockwood to the transfer by DLJMB of 7,309,291 shares of common stock to Wells Fargo Bank, N.A., as trustee (the "Trustee") in accordance with and pursuant to the voting trust agreement among the Trustee, DLJMB and Credit Suisse First Boston LLC, dated as of January 11, 2006 (described under "Stock Ownership"), and (ii) an acknowledgment by the affiliates of KKR and the affiliates of DLJMB that they will not act as a "group" with respect to the securities of the Company within the meaning of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended.

        Restrictions on Transfers.    Prior to the fifth anniversary of the Dynamit Nobel acquisition, DLJMB may not generally transfer shares of our common stock, other than to certain permitted transferees (including distributions to their limited partners), pursuant to a registered sale or pursuant to drag-along rights described below. Following the fifth anniversary of the Dynamit Nobel acquisition, DLJMB may transfer their shares subject to drag-along rights described below and certain other restrictions. Subject to compliance with certain restrictions, affiliates of KKR may transfer their shares by any means at any time.

        Drag-Along Rights.    If at any time affiliates of KKR and any other holder of shares of our common stock receive a bona fide offer from any third party to purchase at least a majority of our outstanding common stock, and such offer is accepted, then DLJMB will, if required by affiliates of KKR, transfer to such third-party on the terms of the accepted offer such number of shares of common stock held by them as is proportional to the number of shares being sold by affiliates of KKR and other holders in relation to the number of shares then owned by them.

        Registration Rights.    Each stockholder party to the agreement agrees to be bound by the registration rights agreement dated November 20, 2000, as amended. DLJMB is entitled to make up to three separate written requests that we effect the registration under the Securities Act of all or some of their shares of common stock pursuant to the terms of the registration rights agreement; provided, however, DLJMB may not make any such request until the earlier of (i) the termination of any applicable "lock-up" period and the end of any period during which dealers must deliver a prospectus in connection with the sale of any shares of our common stock by any affiliates of KKR pursuant to the exercise of its second demand registration right and (ii) the sixth anniversary of the closing of the Dynamit Nobel acquisition if no affiliate of KKR has exercised its demand registration right to date. Affiliates of KKR are entitled to make an unlimited number of requests that we effect the registration under the Securities Act of their shares of common stock.

  Management Services Agreement with KKR and DLJMB

        In connection with the Dynamit Nobel acquisition, we entered into a management services agreement, dated as of July 29, 2004, with KKR and DLJMB. Under the agreement, KKR and DLJMB provided certain management, business strategy, consulting and financial services to us and our subsidiaries. In addition, we agreed to indemnify and hold each of KKR and DLJMB and their respective partners, executives, officers, directors, employees, agents, controlling persons and affiliates harmless from and against any losses and/or liabilities relating to or arising out of the services contemplated by the agreement or the retention of KKR and DLJMB pursuant to, and such entities' or their affiliates' performance of the services contemplated by, the agreement. In connection with our initial public offering, the affiliates of KKR and DLJMB terminated the management services agreement for an aggregate consideration of $10.0 million. Certain provisions in the management services agreement, including the indemnification provisions, survive such termination.

        Warrants.    In connection with the issuance in July 2003 of redeemable convertible preferred stock which was redeemed with a portion of the net proceeds from our initial public offering, we issued to an affiliate of KKR warrants, exercisable at any time at a specified exercise price, to purchase 958,315 additional shares of our common stock. The warrants expire July 23, 2013.

  Indemnification and Insurance

        The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

        Our amended and restated certificate of incorporation and our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) and carry directors' and officers' insurance providing indemnification for our directors, officers and employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

        In addition, we have agreed to indemnify certain of our directors who are affiliated with KKR and DLJMB under the management services agreement.

Stockholders' Agreement with Management of Groupe Novasep SAS

        In connection with the combination of the three business lines of our Custom Synthesis segment with Groupe Novasep SAS, we, our subsidiary Knight Specialite Synthese SAS (which is now renamed Groupe Novasep, but which we refer to below as Knight), and certain members of management of Groupe Novasep SAS entered into a stockholders' agreement, dated as of December 31, 2004. The stockholder's agreement granted, in certain circumstances, exchange rights to Groupe Novasep SAS management stockholders to convert their shares of common stock of Knight into shares of our common stock. The agreement also granted us call rights, in certain circumstances, to purchase Groupe Novasep SAS management stockholders' shares of common stock of Knight. Additionally, the agreement granted certain registration rights with respect to the common stock of Knight and our common stock. This agreement was terminated upon the sale of Groupe Novasep on January 9, 2007.

Relationship with DLJMB and Credit Suisse

        DLJMB, which is comprised of funds that are affiliates of Credit Suisse, currently owns approximately 10,909,384 shares of our common stock (approximately 14.8% of the common stock, of which 7,309,291 shares are subject to a voting trust agreement with Wells Fargo Bank, N.A., as trustee, as more fully described herein). Currently, one member of the board of directors, Susan Schnabel, is affiliated with, or works for, affiliates of Credit Suisse. Ms. Schnabel is Managing Director, Co-Head of European Leveraged Private Equity.

        Credit Suisse was an initial purchaser of our subsidiary, Rockwood Specialties Group, Inc.'s 7.625% senior subordinated notes due 2014 and a representative of the underwriters in our initial public offering of common stock and received customary commissions in connection therewith. Affiliates of Credit Suisse also are lenders, arrangers and agents in connection with our and our subsidiaries' businesses and credit facilities and receive fees customary for performing these services, as well as interest on the loans. From time to time, Credit Suisse provides us with advisory services in connection with acquisitions and divestitures.

*********************

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                      By order of the board of directors

                      Thomas J. Riordan

                      Senior Vice President, Law & Administration

April 18, 2007
Princeton, New Jersey

ROCKWOOD HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 16, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Seifi Ghasemi and Douglas L. Maine as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Rockwood Holdings, Inc. held of record by the undersigned on April 5, 2007, at the Annual Meeting of Stockholders to be held at our offices located at 100 Overlook Center, Princeton, New Jersey 08540, on May 16, 2007, or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF
ROCKWOOD HOLDINGS, INC.
May 16, 2007

        Please date, sign and mail your proxy card in the envelope provided as soon as possible.

V Please detach along perforated line and mail in the envelope provided. V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE
IN BLUE OR BLACK INK AS SHOWN HERE /x/

1.	Election of Directors:	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL EXCEPT (See instructions below)
NOMINEES: ( ) Seifi Ghasemi ( ) Sheldon R. Erikson ( ) Perry Golkin

(INSTRUCTION: To withhold to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ( )

2.    To ratify the appointment of Deloitte & Touche LLP as independent registered public accounting firm for its fiscal year ending December 31, 2007

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

☐ FOR	☐ AGAINST	☐ ABSTAIN

        This proxy is solicited on behalf of the Board of Directors of Rockwood. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposal 2.

        To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder
Date:

Signature of Stockholder
Date:

        Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 16, 2007
Table of Contents
PROXY STATEMENT For the Annual Meeting of Stockholders to be Held On May 16, 2007
GENERAL INFORMATION ABOUT ROCKWOOD'S ANNUAL MEETING
BOARD RECOMMENDATIONS AND APPROVAL REQUIREMENTS
OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING
PROXIES AND VOTING PROCEDURES
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
CORPORATE GOVERNANCE AND RELATED MATTERS
AUDIT AND RELATED FEES
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Director Compensation
STOCK OWNERSHIP
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS